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                                                                   EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

       We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 17, 1998 with respect to the financial statements of Brand Manufacturing Corp., included in the Registration Statement (Form S-2 to be filed on or about April 23, 1999) and related Prospectus of The Source Information Management Company for the registration of 4,600,000 shares of its Common Stock.

                                                           /s/ ERNST & YOUNG LLP

Vienna, Virginia
April 22, 1999